SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             GIGA INFORMATION GROUP
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Fee paid previously with preliminary materials.

|_|   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                          GIGA INFORMATION GROUP, INC.

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  July 18, 2001

                          ----------------------------

TO THE STOCKHOLDERS OF GIGA INFORMATION GROUP, INC.

      The Annual Meeting of Stockholders of Giga Information Group, Inc., a Delaware corporation, will be held at Giga's corporate offices at 139 Main Street, Cambridge, Massachusetts, on Wednesday, July 18, 2001 at 11:30 a.m., local time, for the following purposes:

      1. To elect two Directors to serve until the 2004 Annual Meeting of Stockholders;

      2. To ratify the appointment of PricewaterhouseCoopers LLP as Giga's independent auditors for fiscal year 2001; and

      3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The Board of Directors of Giga (the "Board of Directors") has fixed the close of business on June 6, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof and only holders of record of Giga common stock at the close of business on such date will be entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors

                                                   DANIEL M. CLARKE
                                                      Secretary

Cambridge, Massachusetts
June 13, 2001

      Each stockholder is urged to execute the enclosed Proxy promptly. In the event a stockholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote the shares in person.

                          GIGA INFORMATION GROUP, INC.
                                 139 Main Street
                         Cambridge, Massachusetts 02142

                               ------------------

                                 PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 18, 2001

                               ------------------

      This Proxy Statement is furnished to the holders of common stock, par value $0.001 per share, of Giga Information Group, Inc. in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Stockholders to be held at Giga's corporate offices at 139 Main Street, Cambridge, Massachusetts, at 11:30 a.m., local time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about June 13, 2001.

                                     VOTING

Record Date

      Only owners of record of shares of Giga common stock at the close of business on June 6, 2001, are entitled to vote at the meeting or adjournments or postponements thereof. Each owner of record of Giga common stock is entitled to one vote for each share of Giga common stock so held. On June 6, 2001, there were 10,511,756 shares of Giga common stock issued and outstanding.

Matters to Be Considered

      All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the Annual Meeting of Stockholders in 2004, stockholders may vote in favor of all nominees or withhold their votes as to all or specific nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted:

      1.    FOR the election of all nominees as directors; and

      2. FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2001.

Required Votes

      Directors will be elected by a plurality of the votes cast by the holders of the shares of Giga common stock voting in person or by proxy at the Annual Meeting, assuming a quorum is present. In accordance with Giga's Amended and Restated By-laws, the other proposal will be approved by the affirmative vote of a majority of the votes cast "For" or "Against" the proposal by the holders of shares of Giga common stock voting on the proposal in person or by proxy at the Annual Meeting. Accordingly, abstentions and broker non-votes, while not included in calculating vote totals, will have the practical effect of reducing the number of votes "For" needed to approve the other proposal.

Voting and Revocation of Proxies

      Stockholders are requested to execute their proxy by mail or telephone or electronically through the Internet, all as described on the enclosed proxy card. All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised at the option of the persons executing them by giving written notice to the Secretary of Giga, by delivering a later dated proxy or by voting in person at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Giga common stock as of June 6, 2001 by: (1) each person known by Giga to own beneficially more than 5% of the outstanding shares of Giga common stock; (2) each Giga director and director nominee; (3) each Giga executive officer whose name appears in the Summary Compensation Table; and (4) all directors, director nominees and executive officers as a group.

                                                                                  % of Shares
                                                                                 Beneficially
Beneficial Owner                                           Number of Shares(1)     Owned(2)
----------------                                           ----------------        -----

Gideon I. Gartner....................................         2,291,529(3)           21.8%
146 W. 57th Street
Apt. 72-A
New York, NY 10019

W.R. Hambrecht & Co., LLC............................         1,603,500(4)           15.3%
550 15th Street
San Francisco, CA  94103

S Squared Technology Corp............................           781,925(5)            7.4%
515 Madison Avenue
New York, NY  10022

21st Century Communications Partners, L.P............           571,429(6)            5.4%
767 Fifth Avenue, 45th floor
New York, NY 10153

A.G.W. Biddle, III...................................           438,574(7)            4.1%

Robert K. Weiler.....................................           349,584(8)            3.3%

Neill H. Brownstein..................................           266,916(9)            2.5%

Richard L. Crandall..................................           257,584(10)           2.5%

David L. Gilmour.....................................           143,250(11)           1.4%

Daniel M. Clarke.....................................            69,038(12)              *

Bernard Goldstein....................................            56,084(13)              *

Daniel Mahoney.......................................            54,277(14)              *

John B. Landry.......................................            44,941(15)              *

Michael E. Faherty...................................            59,633(16)              *

All directors, director nominees and
executive officers as a group (11 persons)...........         1,759,881(17)          16.6%

---------------

*     Less than 1%.

(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted. Amounts shown include shares issuable within the 60-day period following June 6, 2001 pursuant to the exercise of options or warrants.

(2) On June 6, 2001, there were 10,511,756 shares of Giga common stock outstanding.

(3) Includes options to purchase 220,000 shares of Giga common stock that were granted to Mr. Gartner other than pursuant to a formal stock option plan; options to purchase 8,750 shares of Giga common stock pursuant to the Giga 1997 Director Option Plan; and warrants to purchase 12,857 shares of Giga common stock. Also includes 200,334 shares of Giga common stock that are held of record by members of Mr. Gartner's family. Mr. Gartner disclaims beneficial ownership of shares held by members of his family.

(4) W.R. Hambrecht & Co., LLC beneficially owns 1,603,500 shares of Giga common stock (as reported in a Form 5 filed with the Securities and Exchange Commission on March 1, 2001). Mr. William R. Hambrecht, the Manager of W. R. Hambrecht & Co., LLC. has shared voting and dispository power over the Giga common stock held directly by W. R. Hambrecht & Co., LLC. Mr. Hambrecht does not directly own any Giga common stock. For
      Section 16(a) reporting purposes, Mr. Hambrect has reported indirect beneficial ownership of 270,992 shares of Giga common stock as a result of him indirectly holding a 16.9% interest in W. R. Hambrecht & Co., LLC. Mr. Hambrecht disclaims beneficial ownership of all shares held by W. R. Hambrecht & Co., LLC except these 270,992 shares.

(5) S Squared Technology Corp. beneficially owns 781,925 shares of Giga common stock (as reported in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001). The sole power to dispose of these shares is held by Seymour L. Goldblatt, President, S Squared Technology Corp.

(6) Includes 387,443 shares of Giga common stock held by 21-CCP, 131,853 shares of Giga common stock held by 21-CCTEP and 52,133 shares of Giga common stock held by 21-CCFP.

(7) Includes 320,000 shares of Giga common stock held by Novak Biddle Venture Partners, LP (77,143 shares of which are subject to the exercise of warrants); 1,167 shares of Giga common stock held by Southgate Partners I; 1,167 shares of Giga common stock held by Southgate Partners II; and 1,167 shares of Giga common stock held by Southgate Partners III. Also includes options to purchase 10,250 shares of Giga common stock that were granted to Mr. Biddle pursuant to the Giga 1997 Director Option Plan. Mr. Biddle disclaims beneficial ownership except to the extent of his pecuniary interest in the Novak Biddle shares, and he disclaims beneficial ownership of the Southgate Partners shares that are held in trusts of which he is trustee for his minor children. Mr. Biddle beneficially owns directly 104,823 shares of Giga common stock.

(8) Includes options to purchase 289,584 shares of Giga common stock issued pursuant to the Giga 1999 Share Incentive Plan.

(9) Includes 4,000 shares of Giga common stock held by Mr. Brownstein's children and 5,333 shares of Giga common stock held by Mr. Brownstein and his spouse jointly. Also includes options to purchase 12,750 shares of Giga common stock that were granted to Mr. Brownstein pursuant to the Giga 1997 Director Option Plan and warrants to purchase 12,857 shares. Mr. Brownstein disclaims beneficial ownership of the 2,000 shares of Giga common stock held by Will Gordon, the adult child of his spouse. Mr. Brownstein disclaims beneficial ownership of 2,000 shares of Giga common stock held by his minor child, Emily Hamilton; however, Mr. Brownstein exercises investment and voting power over these shares.

(10) Includes 38,334 shares of Giga common stock held by R. Crandall Trust, of which Mr. Crandall serves as trustee (6,429 shares of which are subject to the exercise of warrants) and 4,000 shares of Giga common stock owned by Mr. Crandall's spouse. Mr. Crandall disclaims beneficial ownership of the shares owned by his spouse. Also includes options to purchase 84,667 shares of Giga common stock that were granted to Mr. Crandall pursuant to the Giga 1995 Stock Option/Stock Issuance Plan, of which 78,000 were granted pursuant to Mr. Crandall's Consulting Agreement with Giga (see "Certain Relationships and Related Transactions"); options to purchase 15,166 shares of Giga common stock that were granted pursuant to the Giga 1996 Option Plan; and options to purchase 12,750 shares of Giga common stock that were granted pursuant to the 1997 Director Option Plan.

(11) Includes options to purchase 28,333 shares of Giga common stock that were granted to Mr. Gilmour other than pursuant to a formal stock option plan and 8,250 shares of Giga common stock that were granted to Mr. Gilmour pursuant to the Giga 1997 Director Option Plan.

(12) Includes options to purchase 39,333 shares of Giga common stock that were granted to Mr. Clarke pursuant to the 1996 Option Plan and options to purchase 26,000 shares of Giga common stock that were granted to Mr. Clarke pursuant to the 1999 Share Incentive Plan.

(13) Includes warrants to purchase 5,143 shares of Giga common stock, and options to purchase 14,750 shares of Giga common stock that were granted to Mr. Goldstein pursuant to the Giga 1997 Director Option Plan.

(14) Includes options to purchase 5,500 shares of Giga common stock granted to Mr. Mahoney pursuant to the Giga 1995 Stock Option/Stock Issuance Plan; options to purchase 12,657 shares of Giga common stock pursuant to the Giga 1996 Option Plan; and options to purchase 27,178 shares of Giga common stock pursuant to the Giga 1999 Share Incentive Plan.

(15) Includes options to purchase 1,667 shares of Giga common stock that were granted to Mr. Landry pursuant to the Giga 1996 Option Plan; options to purchase 24,000 shares of Giga common stock that were granted under Mr. Landry's current Consulting Agreement with Giga (see "Certain Relationships and Related Transactions") pursuant to the Giga 1999 Share Incentive Plan; and options to purchase 8,750 shares of Giga common stock pursuant to the Giga 1997 Director Option Plan.

(16) Includes 10,000 shares of Giga common stock owned jointly by Mr. Faherty and his spouse and 49,633 shares of Giga common stock owned by Faherty Property Co., Ltd of which Mr. Faherty and his spouse are General Partners.

(17) Includes 641,585 shares of Giga common stock issuable upon exercise of options and 101,572 shares of Giga common stock issuable upon exercise of warrants held by all directors, director nominees and executive officers as a group.

                              ELECTION OF DIRECTORS

                                    (Item 1)

Board of Directors

      The Board of Directors presently consists of seven members. The Directors are divided into three classes, each serving for a period of three years.

      The Directors whose terms will expire at the Annual Meeting are Bernard Goldstein and John B. Landry. Mr. Landry and Mr. Michael E. Faherty have been nominated to stand for election as Directors at the Annual Meeting, each to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualify. Should either of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies for the election of such substitute nominee or nominees that would otherwise have been voted for the named nominees.

      The Board of Directors recommends a vote FOR each nominee as a Director to hold office until the 2004 Annual Meeting. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

         NOMINEES FOR THE ELECTION TO TERMS EXPIRING IN 2004 (Class III)

      Michael E. Faherty, 66, is an active investor in publicly traded securities and in various venture capital and other private businesses. Since February 1997, he has been a principal of MICO, Inc., a general business consulting and contract executive firm. In connection with that business, he has served as an executive for various companies. Since 1994, he has served as Chairman of ECCS, Inc., a provider of open systems-based networked computing solutions that incorporate ECCS's mass storage enhancement products. From December 1994 until June 1996, he was also ECCS's Chief Executive Officer. From January 1992 to January 1994, he was President and Chief Executive Officer of Shared Financial Systems, Inc. He has also served for varying periods of time as either Chief Executive or Chief Operating Officer of Intec Corp., Information Magnetics, Cable & Wireless North America, Digital Sound Corporation, and BancTec, Inc. He is a Director of the following corporations: Agents Advance Inc., American Fundware Inc., ECCS, Inc. and Tantivy Communications, Inc.

      John B. Landry, 53, has served as a Director of and consultant to Giga since August 1999 and on the Board of Advisors since March 1996. Since 2001, Mr. Landry has been Chairman of Lead Dog Ventures, a firm providing emerging technology companies access to intellectual, relationship and financial capital. From 1995 to 2000, Mr. Landry has served as vice president of technology strategy for IBM. From February 1999 to June 2000, Mr. Landry also served as chairman of AnyDay.com, an Internet calendar and personal information management company. From March 1996 to January 1999, he also served as chairman of Narrative Communications, an Internet-based media advertising and direct marketing company. From December 1990 to June 1995, Mr. Landry served as the senior vice president of development and chief technology officer for Lotus Development Corporation, a provider of software products and services. He also serves as a director of Lante Corporation, a business systems integration firm; MCK Communications, Inc., a voice-over-IP telecommunications company; as well as several other private companies.

            INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2002 (CLASS I)

      A.G.W. ("Jack") Biddle, III, 40, has served as a Director of Giga since May 1999. He co-founded Novak Biddle Venture Partners in 1996 and serves as one of its General Partners. In 1995, Mr. Biddle was an independent consultant and investor. During that period, he was a consultant to Giga on Giga's acquisition of BIS Strategic Decisions, Inc. From 1990 to 1995, Mr. Biddle was CEO of InterCap Graphics Systems. From 1987 to 1990, Mr. Biddle was with Vanguard Atlantic, Ltd., a merchant banking group focused on software and telecommunications. From 1985 to 1987, Mr. Biddle was an IT industry analyst with Gartner Group, Inc. and Executive Assistant to the then CEO, Gideon I. Gartner. During that period, Mr. Biddle was Secretary of Gartner Group's Executive Committee and published original research on global issues in IT with emphasis on telecommunications. He has been a member of the Computer & Communications Industry Association since 1983 and a member of its Board of Directors since 1990. Mr. Biddle is a Director of Paratek Microwave, Princeton Electronics, Answerlogic and DiamondbackVision, and a Board observer at Blackboard, Inc., and Tantivy Communications, Inc. He received a B.A. degree in Economics from the University of Virginia.

      Neill H. Brownstein, 57, has served as a Director of Giga since July 1995. Since January 1995, he has been a private investor. From 1970 to January 1995, Mr. Brownstein was associated with Bessemer Securities Corporation and was a Founder and General Partner of three affiliated venture capital funds: Bessemer Venture Partners L.P., Bessemer Venture Partners II L.P., and Bessemer Venture Partners III L.P., for which he currently serves as a Special General Partner. Since 1970, he has been President of Neill H. Brownstein Corporation, an investment management counseling enterprise. He also serves as a Director of VYYO, Inc. Mr. Brownstein received a B.A. from Columbia College of Columbia University and an M.B.A. from the Kellogg School of Management of Northwestern University.

      Robert K. Weiler, 50, was elected President and Chief Executive Officer of Giga in May 1999 and assumed full-time duties in August 1999. He was elected as a Director in August 1999, and was elected

Chairman of the Board of Directors in October 1999. Prior to joining Giga, he was President and Chief Executive Officer of Eastman Software (formerly Wang Software). From January 1991 to December 1995, he served as Senior Vice President, Worldwide Sales & Marketing, Service & Support for Lotus Development Corp. From October 1988 to January 1991, he was President and Chief Operating Officer of Interleaf, Inc., a hardware and electronic publishing/document management software company. From August 1986 to September 1987, Mr. Weiler served as Executive Vice President, Worldwide Sales & Marketing for Cullinet Software. He was appointed its President and Chief Executive Officer in August 1987 and served in that capacity until September 1988. From August 1985 to 1986, Mr. Weiler was CEO and President of Distribution Management Systems, an application software company acquired by Cullinet. From 1976 to 1985, Mr. Weiler served in a variety of management positions for McCormack and Dodge, a privately held software company until purchased by Dun & Bradstreet Software in 1983. Mr. Weiler holds a B.A. degree from Saint Anselm College.

            INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2003 (CLASS II)

      Richard L. Crandall, 57, has served as a Director of and consultant to Giga since August 1995. He was founder of Comshare, Inc., a decision support software company, serving as its Chief Executive Officer from 1970 until 1994 and Chairman until April 1997. Mr. Crandall chairs the Enterprise Software Roundtable, consisting of the CEO's and COO's of the thirty largest enterprise software companies. He currently serves on the Board of Directors of several publicly held companies and a number of Internet ventures. He is chairman of SolidSpeed, Inc., an Internet Content Delivery Services firm, and is a general partner in Arbor Partners, LLC, an eCommerce venture capital fund. Mr. Crandall received a B.S. in electrical engineering, a B.S. in mathematics and an M.S.E. in industrial engineering from the University of Michigan.

      David L. Gilmour, 43, is Chairman and CEO of Tacit Knowledge Systems, Inc., an enterprise software company in Palo Alto, California, and a co-founder of Giga with Mr. Gartner. He served as Senior Vice President and Chief Research Officer of Giga from April 1996 to February 1998 and has served as a Director of Giga since July 1995. Until October 1, 1998, Mr. Gilmour served as a special advisor to Giga on Research and Technology. From July 1995 to April 1996, he served as Senior Vice President of Technology of Giga. From July 1993 to July 1995, he served as Chief Executive Officer and a director of ExperNet Corporation, an information technology company that he founded with Mr. Gartner. From October 1992 to April 1993, Mr. Gilmour served as acting President and Chief Executive Officer, and from April 1991 to October 1992 and from April 1993 to July 1993, he served as Executive Vice President, Marketing, of Versant Object Technology Corporation, a computer software company. From 1989 to 1991, he served as Vice President--Database Systems Division, from 1986 to 1989, he served as General Manager--Advanced Products Division, and from 1984 to 1986, he served as Director of Product Planning at Lotus Development Corporation, a software company. Mr. Gilmour received a B.A. in applied physics, and an M.S. in engineering, both from Harvard University, and an M.B.A., with distinction, from Harvard Business School.

Additional Information Regarding the Board of Directors

      Board Committees. The Board of Directors has established two committees-- the Audit Committee and the Compensation Committee.

      Audit Committee. The Audit Committee, consisting of Neill H. Brownstein, A.G.W. Biddle, III and Bernard Goldstein, assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of Giga's financial reporting process, including the selection of Giga's outside auditors and the review of the financial reports and other financial information provided by Giga to any governmental or regulatory body, the public or other users thereof, Giga's systems of internal accounting and financial controls, and the annual independent audit of Giga's financial statements.

      The Audit Committee held six meetings during the last fiscal year. The Board of Directors has adopted a charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. All members of the Audit Committee are "independent" under the rules applicable to the Nasdaq SmallCap Market, which were applicable to Giga until March 23, 2001, when the listing of its common stock was transferred to the OTC Bulletin Board.

      The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Giga specifically incorporates it by reference in such filing.

      Compensation Committee. The Compensation Committee members are Neill H. Brownstein and A.G.W. Biddle, III. The Compensation Committee, among other things, has the authority to establish and approve compensation plans and arrangements with respect to Giga's executive officers and administers certain employee benefit plans, including the stock option and stock incentive plans.

      Board and Board Committee Meetings. In fiscal 2000, the Board of Directors met five times, the Compensation Committee met eleven times and the Audit Committee met six times. During such year, each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served while a member thereof.

      Compensation of Directors. Each Director of Giga who is not a full-time employee of Giga or any subsidiary (the "Non-Employee Directors") is reimbursed for expenses incurred in connection with attendance at the meetings of the Board of Directors and committees thereof and is entitled to receive stock options under Giga's 1997 Director Option Plan (the "Director Plan"). Options are automatically granted under the Director Plan as follows: (i) upon the Non-Employee Director's initial election, options to purchase 25,000 shares of Giga common stock; and (ii) on July 20th of each year, each Non-Employee Director then serving as a Non-Employee Director is granted options to purchase 10,000 shares of Giga common stock (subject to a reduction on a pro rata basis to the extent there are insufficient shares available under the Director Plan). The exercise price for each share purchasable under any option granted pursuant to the Director Plan is the fair market value of Giga common stock as of the date of grant. Options granted under the Director Plan vest in four equal annual installments beginning on the first anniversary of the date of grant, provided that the optionee continues to serve as a Director on such dates. Each outstanding option granted under the Director Plan becomes exercisable in full in the event of a Change in Control (as defined in the Director Plan). Directors who are full-time employees of Giga currently receive no compensation for serving as Directors.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

      The following table sets forth a summary of all compensation awarded or paid to or earned by the Chief Executive Officer, and the other executive officers of Giga whose total salary and bonus in fiscal 2000 exceeded $100,000 (sometimes collectively referred to herein as the "Named Executive Officers") for services rendered in all capacities to Giga (including its subsidiaries) for the fiscal years ended December 31, 2000, 1999 and 1998.

                                                                                Long Term
                                                                              Compensation
                                           Annual Compensation                   Awards
                                           -------------------               --------------
                                                                               Securities
                                                                               Underlying
Name and Principal Position          Year      Salary($)       Bonus($)        Options (#)
---------------------------          ----      ---------       --------        -----------

Robert K. Weiler...............      2000      300,000(2)          --
Chairman, President and              1999      112,000         50,000(3)         650,000(4)
  Chief Executive Officer(1)         1998           --             --                 --

Daniel M. Clarke...............      2000      200,000         20,000                 --
Sr. Vice President, CFO,             1999      200,000         30,000             52,000
  Treasurer, Secretary               1998      154,956         30,000             28,000(5)

Daniel Mahoney.................      2000      198,771         20,000             40,000
Sr. Vice President,                  1999      167,917         25,575             27,833
  Research                           1998      141,999         23,250             10,500

------------------

(1) Mr. Weiler was elected President and Chief Executive Officer of Giga on May 13, 1999. He was elected Chairman of the Board of Directors effective as of October 26, 1999. Mr. Weiler did not commence serving as a full-time employee and did not start receiving compensation, other than the grant to him on May 13, 1999 of options to purchase 600,000 shares of Giga common stock, until August 15, 1999.

(2) Effective October 26, 1999, Mr. Weiler agreed to defer receipt, without interest, of his calendar year 2000 base salary and bonus until 2001. Mr. Weiler's salary was paid on February 15, 2001. Mr. Weiler did not receive a bonus payment for 2000.

(3) Mr. Weiler received a signing bonus of $50,000 pursuant to the terms of his employment agreement dated May 13, 1999 (see "Employment Contracts").

(4) Mr. Weiler was awarded 600,000 options to purchase Giga common stock at a price of $3.9375 per share under his employment agreement (see "Employment Contracts"). On October 26, 1999, he was granted an additional 50,000 options at a price of $3.3125 per share.

(5) On December 7, 1998, Mr. Clarke was granted options to purchase 20,000 shares of Giga common stock in connection with his appointment as Acting Chief Operating Officer during the period from December 7, 1998 through August 15, 1999.

                              Option Grants in 2000

      The following table shows all grants of options to purchase Giga common stock to the Named Executive Officers for the fiscal year ended December 31, 2000.

                                                                                    Potential Realizable
                                                                                   Value at Assumed Annual
                                                                                    Rates of Stock Price
                                                                                   Appreciation for Option
                                                Individual Grants                          Term(3)
                               -------------------------------------------------   ------------------------
                                              % of Total
                                 Number        Options
                              of Securities   Granted to   Exercise
                               Underlying     Employees    or Base
                                Options       in Fiscal     Price     Expiration      5%            10%
Name                           Granted(#)      Year(2)      ($/Sh)       Date         ($)           ($)
---------------------         -------------   ----------   --------   ----------   --------       --------
Daniel Mahoney                  40,000(1)        3.60       5.8750     1/21/10     $382,790       $609,529

--------------------

(1) Of the 40,000 options granted to Mr. Mahoney, 31,181 are Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and 8,819 do not constitute Incentive Stock Options ("Nonqualified Stock Options").

(2) Based on an aggregate of 1,110,654 options granted to employees in fiscal year 2000, including options granted to Named Executive Officers.

(3) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, computed annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of Giga common stock, the optionholders' continued employment through the option period and the date on which the options are exercised.

                       Option Values at December 31, 2000

      No options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 2000. The following table provides information as to the value of options to purchase Giga common stock held by the Named Executive Officers as of December 31, 2000.

                                       Number of Securities
                                            Underlying                       Values of Unexercised
                                           Unexercised                            In-the-Money
                                              Options                             Options at
                                      at Fiscal Year End (#)                Fiscal Year End($) (1)
                                  --------------------------------     ---------------------------------
             Name                 Exercisable       Unexercisable       Exercisable       Unexercisable
---------------------------       -----------       -------------       -----------       -------------
Robert K. Weiler...........         166,667            483,333            156,250            484,375

Daniel M. Clarke...........          50,167             49,833             52,651             23,589

Daniel Mahoney.............          22,824             67,176             36,254             41,111

----------------

(1) Represents the total gain that would be realized if all in-the-money options held at December 31, 2000 were exercised, determined by multiplying the number of shares underlying the options by the difference between $4.875 (the closing price of Giga common stock on December 31, 2000) and the per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the options.

Employment Contracts

      Gideon I. Gartner. Giga entered into a non-competition agreement with Mr. Gartner, dated November 13, 1995, pursuant to which Mr. Gartner has agreed not to compete with Giga, solicit any employee or take away any customer of Giga either during his employment with Giga or for so long thereafter as Giga continues to pay Mr. Gartner annual compensation of at least $120,000 (whether as an employee, consultant or in the form of severance or post-employment benefits).

      Effective as of January 1, 1999, Giga entered into an agreement with Mr. Gartner pursuant to which he agreed to continue as Chairman of the Board of Directors for so long as he was a Director of Giga and to continue to act as President and Chief Executive Officer of Giga until the Board of Directors hired a new Chief Executive Officer. Effective as of May 13, 1999, upon the hiring of Robert K. Weiler as Giga's new President and Chief Executive Officer, Mr. Gartner ceased serving as President and Chief Executive Officer and as of October 26, 1999 he resigned as Chairman of the Board of Directors. Pursuant to his agreement, which is still in effect, Mr. Gartner agreed to make himself available to Giga, as requested, for up to 80 business days during the first year of the agreement (1999), which amount of time may be reduced by up to 15% in 2001 and each year thereafter as determined by Giga after consultation with Mr. Gartner. As compensation for his services as an employee, Mr. Gartner received a salary at the rate of $260,000 per annum for the first year and $221,000 per annum for the second year. This rate of compensation will decrease by up to 15% each year thereafter commensurate with his level of availability in the relevant year, provided that Giga and Mr. Gartner may mutually agree to an increase in the level of Mr. Gartner's service in any year with a commensurate increase in his compensation. This agreement will continue unless and until terminated by either Giga or Mr. Gartner upon not less than 90 days' prior written notice to the other, with or without cause.

      Robert K. Weiler. Giga entered into an employment agreement with Mr. Weiler, dated May 13, 1999, pursuant to which Mr. Weiler has agreed to serve as the President and Chief Executive Officer of Giga. Mr. Weiler did not commence serving as a full-time employee until August 15, 1999. As compensation for his services as President and Chief Executive Officer, Giga agreed to pay Mr. Weiler an annual salary at the rate of $300,000 per annum, subject to adjustment annually, and an initial signing bonus of $50,000. Pursuant to the agreement, Mr. Weiler also was awarded options to purchase 600,000 shares of Giga common stock under Giga's 1999 Share Incentive Plan at an exercise price of $3.938 per share. In addition, Mr. Weiler is entitled to participate in Giga's annual bonus plan for its executives, which plan provides that Mr. Weiler may receive a cash bonus of up to 100% of his then base salary. Giga has the right to terminate Mr. Weiler's employment, with or without cause, and Mr. Weiler has the right to terminate his employment agreement with Giga for any reason whatsoever. Effective as of October 26, 1999, Mr. Weiler agreed to defer receipt, without interest, of his calendar year 2000 base salary and bonus. Mr. Weiler's 2000 base salary was paid on February 15, 2001.

      For a discussion of certain consulting arrangements with Messrs. Crandall and Landry, see "Certain Relationships and Related Transactions---Consulting Agreements."

                          COMPENSATION COMMITTEE REPORT

      The Board of Directors has established a Compensation Committee, which presently consists of Messrs. Brownstein and Biddle, neither of whom is an employee of Giga. The Board of Directors has delegated to the Compensation Committee the responsibility for establishing and administering Giga's executive compensation plans, subject to Board of Directors approval of major new compensation programs and the Chief Executive Officer's compensation. In discharging these responsibilities, the Compensation Committee consults, as appropriate, with outside advisors.

      Overall Policy. Giga's executive compensation program is designed to be linked closely to corporate performance and returns to stockholders. To this end, Giga has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to Giga's success in meeting specified performance goals. In addition, through the use of stock options, Giga ensures that a part of the executive's compensation is closely tied to appreciation in Giga's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in Giga's business strategy, to link executive and stockholder interests through equity based plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

      The Compensation Committee takes into account the views of Mr. Weiler, Giga's Chief Executive Officer, in reviewing the individual performance of the executives (other than Mr. Weiler) whose compensation is detailed in this Proxy Statement.

      The key elements of Giga's executive compensation consist of base salary, annual bonus and stock options. Other elements of executive compensation include participation in a company-wide life insurance program, including a supplemental life insurance program and a long-term disability insurance program. Executives are also eligible for company-wide medical benefits and participation in a 401(k) plan.

      The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Weiler is discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by Giga to the individual, including insurance and other benefits.

      Base Salary. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

      Annual salary adjustments are determined by evaluating the performance of Giga and of each executive officer, and also taking into account new responsibilities. Corporate performance that is taken into account includes the achievement of predefined financial and non-financial objectives on a company-wide and individual basis.

      Annual Bonuses. Giga's executive officers are eligible for an annual cash corporate bonus which is based on the achievement of Giga's performance objectives that are established at the beginning of each year. Giga's performance measure for bonus payments is based primarily on: (i) operating income; and (ii) the increase in the Annualized Value of its contracts over the prior year. Corporate performance bonuses were not paid out to the executive officers for the year ended December 31, 2000 because the performance measurements were below targeted amounts.

      In addition, Giga's executive officers are eligible for personal bonuses or incentives based on their achievement of individual performance objectives that are established at the beginning of the year. The performance objectives for each individual are based on the functional responsibilities of that individual and are designed to be consistent with Giga's overall performance objectives.

      Stock Options. Stock options are granted when an executive joins Giga, with additional options granted from time to time for promotions and performance. The Compensation Committee believes that stock option participation provides a method of retention and motivation for the senior level executives of Giga and also aligns senior management's objectives with long-term stock price appreciation. In determining the amount of grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in the prior year, and also takes into account the size of the officer's awards in the past.

      CEO Compensation. The Compensation Committee, subject to Board of Directors approval, determines the compensation of Giga's Chief Executive Officer. Mr. Weiler's compensation package in 2000 consisted of the same benefits program as other executive officers, including base salary, the opportunity to achieve a cash bonus, stock options and other employee benefit programs. Mr. Weiler did not receive any material benefits in 2000 not provided to all executive officers. Mr. Weiler's compensation package was designed to provide for a higher proportion of his compensation to be dependent on long-term appreciation of Giga common stock as compared to other executive officers. Mr. Weiler did not receive a bonus payment in 2000.

      Executive Compensation Policies. The Compensation Committee believes that ordinarily it is in the best interest of Giga to retain maximum flexibility in its compensation programs to enable it to appropriately reward, retain and attract executive talent necessary to Giga's success. To the extent such goals can be met with compensation that is designed to be deductible under Section 162(m) of the Code, such as certain types of compensation payable under the Giga 1999 Share Incentive Plan, such compensation plan will be used. However, the Compensation Committee recognizes that in appropriate circumstances, compensation that is not deductible under Section 162(m) may be paid at the Committee's discretion.

Members of the Compensation Committee:

Neill H. Brownstein

A.G.W. Biddle, III

                             AUDIT COMMITTEE REPORT

      The following is the report of the Giga Audit Committee with respect to Giga's audited financial statements for the fiscal year ended December 31, 2000.

      Review with Management. The Audit Committee has reviewed and discussed Giga's audited financial statements with management.

      Review and Discussions with Independent Auditors. The Audit Committee has discussed with PricewaterhouseCoopers LLP, Giga's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of Giga's accounting principles as applied in its financial reporting.

      The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence.

      Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Giga's audited financial statements be included in Giga's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Members of The Audit Committee:

Neill H. Brownstein

A.G.W. Biddle, III

Bernard Goldstein

      The information contained in the foregoing reports shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Giga specifically incorporates them by reference in such filing.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

      The members of the Compensation Committee currently are Neill H. Brownstein and A.G.W. Biddle, III, neither of whom is or has been an officer or employee of Giga.

                                PERFORMANCE GRAPH

         The following graph compares the twenty-nine (29) month cumulative total stockholder return (stock price appreciation plus dividends) on Giga common stock with (1) the NASDAQ Stock Market (U.S.) Index, a broad market index covering shares of common stock of domestic companies that are listed on NASDAQ, and (2) the J.P. Morgan Hambrecht & Quist Information Services Index, an index of technology companies providing information services. The returns are calculated by assuming an investment of $100 in Giga common stock and each index on July 30, 1998 (the date Giga common stock commenced trading activity).

                COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG GIGA INFORMATION GROUP, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
               AND THE JP MORGAN H & Q INFORMATION SERVICES INDEX

           [The following information was represented by a line chart in the printed materials.]

                                       7/30/98   9/98   12/98    3/99    6/99    9/99   12/99    3/00    6/00    9/00   12/00

GIGA INFORMATION GROUP, INC.            100.00  32.00   38.00   31.00   40.00   33.00   33.00   88.00   44.00   42.13   39.00

NASDAQ STOCK MARKET (U.S.)              100.00  89.02  115.68  129.73  141.92  145.45  214.98  241.30  209.82  193.08  129.23

JP MORGAN H & Q INFORMATION SERVICES    100.00  86.61  136.61  148.53  155.12  145.67  222.45  190.86  162.61  154.74  147.64

*$100 INVESTED ON 7/30/98 IN STOCK OR
INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

      The information contained in the foregoing graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Giga specifically incorporates it by reference in such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreements

      Crandall Consulting Agreement

      Effective as of July 1, 1998, Giga entered into a consulting agreement with Mr. Crandall for a two-year period ending on June 30, 2000. The agreement provided for the payment to Mr. Crandall of a fee of $8,333 per month for the first four months of the agreement and a fee of $13,333 per month for each month thereafter, with Mr. Crandall devoting an average of 15 hours per week of his time to Giga in connection with his consulting duties. In addition, Giga granted to Mr. Crandall an option to purchase 100,000 shares of Giga common stock at an exercise price of $3.625 per share. The option provides for vesting as follows:
28,000 shares vested on June 30, 1999, and 2,000 shares vest monthly thereafter through June 30, 2002; provided, however, that vesting will accelerate (i) upon a "change in control" of Giga or (ii) if Mr. Crandall fails to be nominated or re-elected as a Director of Giga without his prior consent. The option will terminate if the consulting agreement expires and Mr. Crandall no longer serves as a consultant on other agreed terms or as a Director of Giga.

      Landry Consulting Agreement

      Effective as of August 23, 1999, Giga entered into a consulting agreement with John Landry for a two-year period ending August 31, 2001, or until completion of his project. The agreement provides that Mr. Landry will devote an average minimum of 15 hours per month to Giga in connection with his consulting duties. In consideration for his services, Giga granted to Mr. Landry an option to purchase 25,000 shares of Giga common stock at an exercise price of $5.75 per share. The option provides for vesting as follows: 2,000 shares vested on September 30, 1999 and 1,000 shares vest monthly thereafter through August 31, 2001; provided, however, that vesting will accelerate (1) upon a "change in control" of Giga or (2) if Mr. Landry fails to be nominated or re-elected as a Director of Giga without his prior consent. The vesting will terminate if either Mr. Landry or Giga terminates the consulting agreement prior to August 31, 2001.

      Faherty Consulting Agreement

      It is contemplated that upon Michael Faherty's election as a director, Giga will enter into a consulting agreement with him for a two-year period under terms comparable to the consulting agreement between Giga and Mr. Landry. It is also contemplated that in consideration for his services, Giga will grant to Mr. Faherty an option to purchase 15,000 shares of Giga common stock, immediately exercisable at an exercise price equal to the fair market value of Giga common stock as of the date of grant.

Stockholder Rights

      Registration Rights Agreement

      In connection with its preferred stock financings, Giga entered into a Registration Rights Agreement, dated November 13, 1995, as amended, with its preferred stockholders (the "Investors") and Messrs. Gartner and Gilmour (the "Management Persons"). The Registration Rights Agreement provides that, following June 30, 1998, the holders of at least 30% of the Registrable Securities (as defined in the Agreement) then outstanding, excluding shares held by Management Persons, shall have two demand registration requests (no more than one within a twelve-month period). Since the time that Giga became eligible to file a registration statement under the Securities Act on Form S-3, the holders of at least 20% of the Registrable Securities then outstanding may make six additional demand registration requests (no more than one within a six-month period). The Registration Rights Agreement also provides the holders of

Registrable Securities with unlimited piggyback registration rights in the event Giga proposes to register its common stock under the Securities Act in connection with a public offering.

      Pursuant to the Registration Rights Agreement, Giga will pay all expenses (other than underwriting discounts and commissions) incurred in connection with demand registrations and piggyback registrations. In addition, Giga has agreed to indemnify each holder of Registrable Securities and any underwriter for such holder against certain liabilities, including liabilities under federal and state securities laws. The Registration Rights Agreement terminates with respect to each holder of Registrable Securities upon the later of (1) three years following the consummation of a qualified public offering or (2) such time following an initial public offering of Giga as such holder is entitled under Rule 144 to dispose of all Registrable Securities held by such holder during any 90-day period.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Giga's officers and directors, and any persons who own more than ten percent of Giga common stock, to file forms reporting their initial beneficial ownership of Giga common stock and subsequent changes in that ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are also required to furnish Giga with copies of all such Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Giga, or written representations from certain reporting persons that no Forms 5 were required for late filings, Giga believes that during the 2000 fiscal year all Section 16(a) filing requirements were complied with, other than two late filings by W.R. Hambrecht & Co. involving two transactions and a late Form 5 that Mr. Crandall filed to reflect a change in his stockholdings in connection with his marriage to a Giga stockholder.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (Item 2)

      The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP to serve as independent auditors of Giga for the fiscal year ending December 31, 2001, subject to ratification of this appointment by the stockholders of Giga.
PricewaterhouseCoopers LLP has served as independent auditors of Giga for several years and is considered by management of Giga to be well qualified. Giga has been advised by that firm that neither it nor any member thereof have any direct or material indirect financial interest in Giga.

      The following table sets forth the aggregate fees billed to Giga for the fiscal year ended December 31, 2000 by Giga's principal accounting firm, PricewaterhouseCoopers LLP:

            --------------------------------------------------------
            Audit Fees                                      $114,500
            --------------------------------------------------------
            All Other Fees                                   $55,797
            --------------------------------------------------------

      The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant's independence.

      One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

      Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Giga common stock voting in person or by proxy at the Annual Meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will reconsider the appointment.

      The Board of Directors recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of Giga for the fiscal year ending December 31, 2001. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

                  PROXY PROCEDURE AND EXPENSES OF SOLICITATION

      All expenses incurred in connection with the solicitation of proxies will be borne by Giga. Giga will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Giga common stock held in their names.

      Solicitation may be undertaken by mall, telephone and personal contact by Directors, officers and employees of Giga without additional compensation.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Secretary of Giga, 139 Main Street, Cambridge, Massachusetts 02142, on or before February 13, 2002 to be eligible for inclusion in Giga's Proxy Statement and proxy relating to that meeting.

      In addition, in accordance with the Amended and Restated By-laws of Giga, in order to be properly brought before the next annual meeting, a matter must have been (1) specified in a written notice of such meeting (or any supplement thereto) given to the stockholders by or at the direction of the Board of Directors (which would be accomplished if a stockholder proposal were received by the Secretary of Giga as set forth in the preceding paragraph), (2) brought before such meeting by or at the direction of the Board of Directors, or (3) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting, or a duly authorized proxy for such stockholder, which conforms to the requirements of the Amended and Restated By-laws of Giga and is delivered personally to, or mailed to and received by, the Secretary of Giga at the address set forth in the preceding paragraph not less than 45 days prior to the anniversary of the date of the notice accompanying this Proxy Statement; provided, however, that such notice need not be given more than 75 days prior to the next annual meeting; provided further that if during the prior year Giga did not hold an annual meeting or if the date of the meeting is more than 30 days earlier than the annual meeting in the prior year, then notice must have been received at least 30 days prior to the mailing of the notice for the next annual meeting.

                                  OTHER MATTERS

      Management of Giga does not know of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

      The form of proxy and the Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                                Daniel M. Clarke
                                                   Secretary

Cambridge, Massachusetts
June 13, 2001

                             -----------------------

      The Annual Report to the Stockholders of Giga for the fiscal year ended December 31, 2000, which includes financial statements, has been mailed to stockholders of Giga. The Annual Report does not form any part of the material for the solicitations of proxies.

                             -----------------------

                                                                      Appendix A

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                         OF GIGA INFORMATION GROUP, INC.

                                     CHARTER

I.    PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

      The Company's Independent Auditors shall be accountable to the Audit Committee and the Board, as representatives of the shareholders, who shall have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Auditors (or to nominate them for shareholder approval in any proxy statement).

      The Committee's role is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

II.   COMPOSITION

      The Audit Committee shall be comprised of three or more directors as determined by the Board, all of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, or who would not be independent under the listing requirements of the NASDAQ Stock Market.(1)

      All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Audit Committee.

      At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

----------------
(1) These requirements are subject to the transition rules adopted by the NASD for the NASDAQ Stock Market.


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

      Notwithstanding the foregoing requirements, one director who is not "independent," and is not a current employee or an immediate family member of a current employee, may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

      The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.  MEETINGS

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. As part of its role to foster open communication, the Audit Committee should meet at least annually with management and the Independent Auditor in separate executive sessions to discuss any matters that the Audit Committee believes should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the Independent Auditor and management quarterly to review the Company's financial statements consistent with IV. 14 below.

IV.   FUNCTIONS AND ACTIVITIES

      The following functions and activities are set forth as a guide for the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

      To fulfill its role the Audit Committee shall:

Continuous Activities - General

      1. Provide an open avenue of communication between the Independent Auditor, Financial Management, the Audit Committee and the Board of Directors.

      2. Review with the Independent Auditor and the Chief Financial Officer or Controller the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effectiveness use of audit resources.

      3. Inquire of management, the Independent Auditor, and the Chief Financial Officer or Controller about significant risks or exposures and assess the steps management has taken to minimize such risks.

      4. Consider and review with the Independent Auditor and the Chief Financial Officer or Controller: (a) the adequacy of internal controls including computerized information system controls and security; and (b) related findings and recommendations of the Independent Auditor together with management's responses.

      5. Consider and review with management, the Chief Financial Officer or Controller and the Independent Auditor: (a) significant findings during the year, including the status of previous audit recommendations; (b) any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; (c) any changes required in the planned scope of the Audit plan; and (d) the audit budget and staffing.


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      6.    Meet periodically with the Independent Auditor, the Chief Financial
            Officer or Controller and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

      7. Instruct the Independent Auditor that the Audit Committee and the Board of Directors are the Auditor's client.

      8. Report periodically to the Board of Directors on significant results of the foregoing activities.

Continuous Activities - Specific Reporting Policies

      9. Advise financial management and the Independent Auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

      10. Discuss with the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be amended, including their judgments about the quality of the Company's accounting principles as applied in its financial reporting.

      11. Inquire as to bases for the Auditor's independent judgments about the quality, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

      12. Inquire as to the Auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

Scheduled Activities

      13. On an annual basis, the Audit Committee shall receive from the Independent Auditor a formal written statement delineating all relationships between the Independent Auditor and the Company, consistent with Independence Standards Board Standard No. 1, and the Audit Committee shall actively engage in a dialogue with the Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the Independent Auditor.

      14. Prior to releasing any financial statements or comparable information to the public (including any earnings releases) or submitting financial statements to the Securities and Exchange Commission, including those contained in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, review the financial statements with management and the Independent Auditors to determine that the Independent Auditors are satisfied with the disclosure and content of the financial statements. Any changes in accounting principles should be reviewed and approved. The Chair of the Committee may represent the entire Committee where time does not permit the review of interim financial information by the full Committee.

      15. Recommend the selection of the Independent Auditor for approval by the Board of Directors, approve compensation of the Independent Auditor, and review and approve the discharge of the Independent Auditor.


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

      16. Consider, in consultation with the Independent Auditor and the Chief Financial Officer or Controller, the audit scope and plan of the Independent Auditor.

      17. Review with management and the Independent Auditor the results of annual audits and related comments in consultation with the other Board committees as deemed appropriate including: (a) the Independent Auditor's audit of annual financial statements, accompanying footnotes and its report thereon; (b) any significant changes required in the Independent Auditor's audit plans; (c) any difficulties or disputes with management encountered during the course of the audit; (d) any significant adjustments, management judgements and accounting estimates; and (e) other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

      18. Review and update the Committee's Charter annually, as conditions dictate.

      19. Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

"When Necessary" Activities

      20. Review and concur in the appointment, replacement, reassignment, or dismissal of the Chief Financial Officer or Controller.

      21. Inquire as to Auditor's view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business.

      22. Review management consulting engagements, in excess of $25,000, to be performed by the Company's Independent Auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

      23. Review periodically with general counsel legal and regulatory matters that may have a material impact on the Company's financial statement compliance policies and programs.

      24. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

      25. Review periodically Board member reimbursements, director and officers' expense accounts and management perquisites.

      26. Review periodically with the Independent Auditor and the Chief Financial Officer or Controller the results of the monitoring of compliance with the Company's code of conduct, if any.


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